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                                  EXHIBIT 21.0

                             SUN MICROSYSTEMS, INC.
                                  Subsidiaries

Belle Gate Investment B.V.
Dakota Scientific Software, Inc.
Diba, Inc.
Diba Europe Ltd.
Integrity Arts, Inc.
Lighthouse Design, Ltd.
Lighthouse Design R&D Corporation
NetDynamics, Inc.
Nihon Sun Microsystems K.K.
Red Cape Software, Inc.
Sarrus Software, Inc.
Solaris Corporation
Sun Microsystems (Barbados), Ltd.
Sun Microsystems (Schweiz) A.G.
Sun Microsystems AB
Sun Microsystems AO
Sun Microsystems AS
Sun Microsystems Australia Pty. Ltd.
Sun Microsystems Belgium N.V./S.A.
Sun Microsystems Benelux B.V.
Sun Microsystems Czech s.r.o.
Sun Microsystems Distributions International, Inc.
Sun Microsystems Europe Properties, Inc.
Sun Microsystems Europe Properties B.V.
Sun Microsystems Federal, Inc.
Sun Microsystems France, S.A.
Sun Microsystems GmbH
Sun Microsystems (Hellas) S.A.
Sun Microsystems Holdings Limited
Sun Microsystems Hungary Computing Limited Liability Company
Sun Microsystems Iberica, S.A.
Sun Microsystems India Private Limited
Sun Microsystems Intercontinental Operations
Sun Microsystems International, Inc.
Sun Microsystems International B.V.
Sun Microsystems Ireland Ltd.
Sun Microsystems Italia S.p.A.
Sun Microsystems Korea, Ltd.



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Sun Microsystems Limited
Sun Microsystems Malaysia Sdn. Bhd.
Sun Microsystems Management Services Corporation
Sun Microsystems Nederland B.V.
Sun Microsystems (NZ) Limited
Sun Microsystems Oy
Sun Microsystems Poland, Sp.z.o.o.
Sun Microsystems (Portugal), Lta
Sun Microsystems Properties, Inc.
Sun Microsystems Pte. Ltd.
Sun Microsystems Scotland B.V.
Sun Microsystems Scotland Limited
Sun Microsystems Slovakia, s.r.o.
Sun Microsystems (South Africa)(Pty) Limited
Sun Microsystems Superannuation Nominees Pty. Ltd.
Sun Microsystems (Thailand) Limited
Sun Microsystems de Chile, S.A.
Sun Microsystems de Colombia, S.A.
Sun Microsystems de Mexico, S.A. de C.V.
Sun Microsystems de Venezuela, S.A.
Sun Microsystems do Brasil Industria e Comercio Ltda.
Sun Microsystems of California, Inc.
Sun Microsystems of California, Ltd.
Sun Microsystems of Canada Inc.
Sun Microsystems China Ltd.
Sun TSI Subsidiary, Inc.
SunExpress International, Inc.
SunSoft, Inc.
SunSoft International, Inc.
Solaris Indemnity, Ltd.
Solaris Assurance, Inc.
Sun Microsystems Risk Management, Inc.
Sun Microsystems Taiwan Limited
Sun Microsystems Israel Limited
Sun Microsystems Technology Pty. Ltd.
Sun Microsystems (China) Co., Ltd.
Sun Microsystems de Argentina S.A.